Exhibit 10.10

2007 COMPENSATION INFORMATION FOR EXECUTIVE OFFICERS

The table below provides certain information regarding (i) the annual base salaries as of January 1, 2007 (except as noted) of the current and former executive officers of Kosan Biosciences Incorporated (the “Company”) listed below; (ii) the cash bonuses awarded to the current and former executive officers of the Company listed below under the Company’s 2007 Executive Officer Cash Bonus Plan (the “Bonus Plan”); and (iii) the number of shares of the Company’s common stock subject to stock options granted in January 2007 (except as noted) to the current and former executive officers of the Company listed below:

Executive Officer	2007 Annual Base Salary ($)	Cash Bonus Award ($)	Number of Shares Subject to Stock Options (#)[5]

Gary S. Titus, C.P.A.	312,000	99,782	15,000
Senior Vice President and Chief Financial Officer

Pieter J. Licari	254,000	73,438	37,500
Senior Vice President, Manufacturing and Operations

Pieter B.M.W.M. Timmermans	260,000	71,273	37,500
Senior Vice President, Drug Discovery and Preclinical Development

Jonathan Wright[1]	280,000	—	140,000
Senior Vice President, General Counsel and Secretary
Robert G. Johnson, Jr.[2]	416,000	165,672	100,000
Former President and Chief Executive Officer

Margaret A. Horn[3]	312,000	—	45,000
Former Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

Robert De Jager[4]	326,000	—	—
Former Senior Vice President, Clinical Development and Chief Medical Officer

[1]

Mr. Wright was appointed as the Company’s Senior Vice President, General Counsel and Secretary effective December 4, 2007. Mr. Wright was not a participant in the Company’s 2007 Executive Officer Cash Bonus Plan. The option granted to Mr. Wright as shown in the table above was granted in November 2007.

[2]	Dr. Johnson resigned as the Company’s President and Chief Executive Officer effective February 27, 2008.

[3]	Ms. Horn resigned as the Company’s Senior Vice President, Legal and Corporate Development, General Counsel and Secretary effective August 24, 2007.

[4]	Dr. De Jager resigned as the Company’s Senior Vice President, Clinical Development and Chief Medical Officer effective August 8, 2007.

[5]

Stock options vest over a period of four years subject to continuous service and were granted with an exercise price equal to the fair market value on the date of grant (as determined in accordance with the Company’s 2006 Equity Incentive Plan).